Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-204388 on Form S-8 of our report dated 26 June 2020, relating to the financial statements and financial statement schedules of Air Product and Chemical Inc. Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Air Product and Chemical Inc. Retirement Savings Plan for the year ended 31 December 2019.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
26 June 2020